UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013 tw telecom inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-34243	84-1500624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10475 Park Meadows Drive Littleton, Colorado		80124
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (303) 566-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 17, 2013, tw telecom holdings inc. (“Holdings”), a wholly-owned subsidiary of tw telecom inc. (the “Company”), executed a Second Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent and the lenders named therein (“Amendment and Restatement”) that amends and restates its 2010 Credit Agreement (the “Credit Agreement”).

The Amendment and Restatement increases the approximately $462 million outstanding Term Loan B (the “Term Loan”) to $520 million and extends the final maturity date to April 17, 2020. Holdings’ original $80 million undrawn Revolving Credit Facility (the “Revolver”) was increased to $100 million with a new maturity date of April 17, 2018 and remains undrawn.

•	Interest on the Term Loan is computed based on a specified Eurodollar rate plus 2.50% and will be reset periodically and payable quarterly.

•	Interest on outstanding amounts of the Revolver, if any, will be computed based on a specified Eurodollar rate plus 1.75% and will be reset periodically and payable at least quarterly.

The Term Loan and Revolver are secured by a first priority security interest in substantially all of the assets of Holdings, the Company and its subsidiaries and guaranteed by the Company and its subsidiaries.

The Amendment and Restatement contains customary affirmative and negative covenants, including the requirement to maintain various financial ratios, customary events of default and certain rights of the lenders to require repayment of the Revolver and prepayment of the Term Loans upon a change of control as defined in the Amendment and Restatement. Most of the Revolver covenants apply whether or not the Company draws on that facility, while the financial maintenance covenants apply only if the Revolver is drawn. The Term Loan negative covenants were amended to substantially mirror the covenants contained in Holding’s 5 3/8% Senior Notes due 2022.

The foregoing summary is qualified by the full text of the Amendment and Restatement which is filed as Exhibit 4.1 to this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03. A copy of the Company’s press release on April 18, 2013 announcing the execution of the Amendment and Restatement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On April 18, 2013, the Company issued a press release announcing the execution of the Amendment and Restatement. The press release is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Second Amended and Restated Credit Agreement dated April 17, 2013 among tw telecom inc., tw telecom holdings inc., Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent and the lenders named therein.

99.1	Press Release issued April 18, 2013 by tw telecom inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

tw telecom inc.

By:	/s/ Tina Davis
Name:	Tina Davis
Title:	Senior Vice President and Deputy General Counsel

Dated: April 18, 2013

EXHIBIT INDEX

Exhibit No.	Description of the Exhibit

4.1

Second Amended and Restated Credit Agreement dated April 17, 2013 among tw telecom inc., tw telecom holdings inc., Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent and the lenders named therein.

99.1	Press Release issued April 18, 2013 by tw telecom inc.